MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

RESERVE ASSETS V.I. FUND

SERIES # 1

FILE # 811-3290

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
10/10/2002	State of Cal 2002-2003 Rns and Index Notes 6/20/03	9,000,000,000	10,000	Goldman Sachs